UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2008

PANERA BREAD COMPANY
(Exact name of registrant as specified in its charter)

Delaware	000-19253	04-2723701
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6710 Clayton Road, Richmond Heights, MO	63117
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (314) 633-7100

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On August 27, 2008, Panera Bread Company (the “Company”) sent a notice (the “Notice”) to its directors and executive officers informing them that in order to implement a transition to a new trustee and recordkeeper for the Company’s 401(k) Savings Plan (the “Plan”), Plan participants will be unable to direct or diversify investments in the Plan, or obtain a loan or distribution from the Plan, during the period beginning at 4:00 p.m. (Eastern Standard Time) on October 1, 2008 and ending the week of November 3, 2008 (the “Blackout Period”).

The Notice also states that, pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002, the Company’s directors and executive officers will be prohibited from directly or indirectly purchasing, selling or otherwise acquiring or transferring shares of the Company’s Class A common stock, Class B common stock, or any other equity securities (including certain derivative securities pertaining to such shares) during the Blackout Period, unless such transaction is exempt under Regulation BTR of the Securities Exchange Act of 1934.

A copy of the Notice is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein in its entirety.

During the Blackout Period and for two years after the end date thereof, a stockholder or other interested person may obtain, without charge, information regarding the Blackout Period, including the actual end date of the Blackout Period, by contacting Fidelity Management Trust Company at 82 Devonshire Street, Boston, Massachusetts, 02109 or at 1-800-835-5097.

          On August 27, 2008, the Company received the notice required by Section 101(i)(2)(E) of the Employee Retirement Income Security Act of 1974, as amended.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)      Exhibits. The following exhibit is filed as part of this Report on Form 8-K:

Exhibit No.	Description of Exhibit

99.1	Notice pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002 to Directors and Executive Officers of Panera Bread Company, dated August 27, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANERA BREAD COMPANY

By:	/s/ Jeffrey W. Kip
Name: Jeffrey W. Kip
Title: Senior Vice President, Chief Financial Officer

Date:    August 29, 2008

Exhibit Index

Exhibit No.	Description of Exhibit

99.1	Notice pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002 to Directors and Executive Officers of Panera Bread Company, dated August 27, 2008.